Issuer Free Writing Prospectus Filed Pursuant to Rule 433 Registration Statement No. 333-190038 March 2, 2016 Barclays Bank PLC Trigger Phoenix Autocallable Optimization Securities

Linked to the lesser performing of the EURO STOXX 50® Index and the S&P 500® Index due on or about March 17, 2026

Investment Description

Trigger Phoenix Autocallable Optimization Securities (the “Securities”) are unsecured and unsubordinated debt securities issued by Barclays Bank PLC (the “Issuer”) linked to the lesser performing of the EURO STOXX 50® Index and the S&P 500® Index (each an “Index” and together the “Indices”). On a quarterly basis, unless the Securities have been previously called, the Issuer will pay you a coupon (the “Contingent Coupon”) if the Closing Level of each Index on the applicable Observation Date is greater than or equal to its specified Coupon Barrier. Otherwise, no coupon will be paid for that quarter. The Issuer will automatically call the Securities if the Closing Level of each Index on any Observation Date (quarterly, beginning on March 13, 2017) is greater than or equal to its Closing Level on the Trade Date (the “Initial Index Level”). If the Securities are automatically called, the Issuer will repay the principal amount of your Securities plus pay the Contingent Coupon due on the Coupon Payment Date that is also the Call Settlement Date, and no further amounts will be owed to you under the Securities. If the Securities are not automatically called and the Closing Level of each Index on the Final Valuation Date (the “Final Index Level”) is greater than or equal to both its specified Trigger Level and its Coupon Barrier, the Issuer will pay you a cash payment at maturity equal to the principal amount of your Securities plus the Contingent Coupon due on the Coupon Payment Date that is also the Maturity Date. If the Securities are not automatically called and the Final Index Level of each Index is greater than or equal to its Trigger Level but the Final Index Level of either Index is less than its Coupon Barrier, the Issuer will pay you a cash payment at maturity equal to the principal amount of your Securities, but no coupon will be paid. However, if the Final Index Level of either Index is less than its Trigger Level, you will be exposed to the full decline in the Index with the lower Index Return (the “Lesser Performing Index”) and the Issuer will repay less than the full principal amount of the Securities at maturity, if anything, resulting in a loss of principal that is proportionate to the negative Index Return of the Lesser Performing Index. Investing in the Securities involves significant risks. You may lose some or all of your initial investment. You will be exposed to the market risk of each Index and any decline in the level of one Index may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of the other Index. The Trigger Level of each Index is observed relative to its Final Index Level only on the Final Valuation Date, and the contingent repayment of principal applies only if you hold the Securities to maturity. Generally, the higher the Contingent Coupon Rate on a Security, the greater the risk of loss on that Security. Your return potential on the Securities is limited to any Contingent Coupons paid on the Securities, and you will not participate in any appreciation of either Index. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page FWP-3 of this free writing prospectus) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the Securities. See “Consent to U.K. Bail-in Power” in this free writing prospectus and “Risk Factors” in the accompanying prospectus addendum.

Features

❑ Contingent Coupon: Unless the Securities have been previously called, the Issuer will pay you a Contingent Coupon each quarter if the Closing Level of each Index on the applicable Observation Date is greater than or equal to its Coupon Barrier. Otherwise, no coupon will be paid for that quarter.

❑ Automatic Call: The Issuer will automatically call the Securities if the Closing Level of each Index on any Observation Date (quarterly, beginning on March 13, 2017) is greater than or equal to its Initial Index Level. If the Securities are automatically called, the Issuer will repay the principal amount of your Securities plus pay the Contingent Coupon due on the Coupon Payment Date that is also the Call Settlement Date, and no further amounts will be owed to you under the Securities.

❑ Contingent Repayment of Principal at Maturity: If the Securities are not automatically called and the Final Index Level of each Index is greater than or equal to both its Trigger Level and its Coupon Barrier, the Issuer will pay you a cash payment at maturity equal to the principal amount of your Securities plus the Contingent Coupon due on the Coupon Payment Date that is also the Maturity Date. If the Securities are not automatically called and the Final Index Level of each Index is greater than or equal to its Trigger Level but the Final Index Level of either Index is less than its Coupon Barrier, the Issuer will pay you a cash payment at maturity equal to the principal amount of your Securities, but no coupon will be paid. However, if the Final Index Level of either Index is less than its Trigger Level, the Issuer will repay less than your principal amount, if anything, resulting in a loss of your initial investment that will be proportionate to the negative Index Return of the Lesser Performing Index. The Trigger Level of each Index is observed relative to its Final Index Level only on the Final Valuation Date, and the contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC.

Key Dates[1]
Trade Date:	March 11, 2016
Settlement Date:	March 16, 2016
Observation Dates[2]:	Quarterly, commencing June 13, 2016 (callable beginning March 13, 2017)
Final Valuation Date[2]:	March 11, 2026
Maturity Date[2]:	March 17, 2026

[1]  Expected. In the event we make any change to the expected Trade Date or Settlement Date, the Observation Dates, including the Final Valuation Date, and/or the Maturity Date may be changed so that the stated term of the Securities remains the same.

[2]  Subject to postponement in the event of a market disruption event as described under “Reference Assets — Indices — Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities” in the prospectus supplement and “Supplemental Terms of the Securities” in this free writing prospectus. Notwithstanding anything to the contrary in the accompanying prospectus supplement, the Final Valuation Date may be postponed by up to five scheduled trading days for both Indices due to the occurrence or continuance of a market disruption event on such date.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE THE FULL DOWNSIDE MARKET RISK OF THE LESSER PERFORMING INDEX. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF BARCLAYS BANK PLC. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE FWP-8 OF THIS FREE WRITING PROSPECTUS, “RISK FACTORS” BEGINNING ON PAGE S-6 OF THE PROSPECTUS SUPPLEMENT, “RISK FACTORS” BEGINNING ON PAGE PA-1 OF THE PROSPECTUS ADDENDUM AND “RISK FACTORS” BEGINNING ON PAGE IS-2 OF THE INDEX SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.

BY ACQUIRING THE SECURITIES, YOU ACKNOWLEDGE, AGREE TO BE BOUND BY AND CONSENT TO THE EXERCISE OF, ANY U.K. BAIL-IN POWER. SEE “CONSENT TO BAIL-IN POWER” ON PAGE FWP-3 OF THIS FREE WRITING PROSPECTUS.

Security Offering

We are offering Trigger Phoenix Autocallable Optimization Securities linked to the lesser performing of the EURO STOXX 50® Index and the S&P 500® Index. The Contingent Coupon Rate will be set and the Initial Index Level and corresponding Coupon Barrier and Trigger Level for each Index will be determined on the Trade Date. The Initial Index Level of each Index will be the Closing Level of that Index on the Trade Date. The Securities are offered at a minimum investment of 100 Securities at $10.00 per Security (representing a $1,000 investment), and integral multiples of $10.00 in excess thereof.

Index	Contingent Coupon Rate	Initial Index Level	Coupon Barrier*	Trigger Level*	CUSIP/ ISIN
EURO STOXX 50® Index (SX5E)	7.50% to 8.50% per annum	•	70.00% of the Initial Index Level	50.00% of the Initial Index Level	06744K822 / US06744K8229
S&P 500® Index (SPX)		•	70.00% of the Initial Index Level	50.00% of the Initial Index Level

* Rounded to two decimal places

See “Additional Information about Barclays Bank PLC and the Securities” on page FWP-2 of this free writing prospectus. The Securities will have the terms specified in the prospectus dated July 19, 2013, the prospectus supplement dated July 19, 2013, the prospectus addendum dated February 3, 2015, the index supplement dated July 19, 2013 and this free writing prospectus.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Securities constitute our unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

	Initial Issue Price[1]	Underwriting Discount	Proceeds to Barclays Bank PLC
Per Security	$10.00	$0.35	$9.65
Total	$•	$•	$•

1 Our estimated value of the Securities on the Trade Date, based on our internal pricing models, is expected to be between $9.250 and $9.405 per Security. The estimated value is expected to be less than the initial issue price of the Securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page FWP-2 of this free writing prospectus.

UBS Financial Services Inc.	Barclays Capital Inc.

Additional Information about Barclays Bank PLC and the Securities

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus dated July 19, 2013, the prospectus supplement dated July 19, 2013, the prospectus addendum dated February 3, 2015, the index supplement dated July 19, 2013 and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you each of these documents if you request them by calling your Barclays Bank PLC sales representative, such dealer or toll-free 1-888-227-2275 (Extension 2-3430). A copy of each of these documents may be obtained from Barclays Capital Inc., 745 Seventh Avenue — Attn: US InvSol Support, New York, NY 10019.

You may revoke your offer to purchase the Securities at any time prior to the pricing as described on the cover of this free writing prospectus. We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this free writing prospectus together with the prospectus dated July 19, 2013, as supplemented by the prospectus supplement dated July 19, 2013, the prospectus addendum dated February 3, 2015 and the index supplement dated July 19, 2013 relating to our Global Medium-Term Securities, Series A, of which these Securities are a part. This free writing prospectus, together with the documents listed below, contains the terms of the Securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, the prospectus addendum and the index supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

If the terms discussed in this free writing prospectus differ from those in the prospectus, prospectus supplement, prospectus addendum or index supplement, the terms discussed herein will control.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Prospectus dated July 19, 2013: http://www.sec.gov/Archives/edgar/data/312070/000119312513295636/d570220df3asr.htm

♦	Prospectus supplement dated July 19, 2013: http://www.sec.gov/Archives/edgar/data/312070/000119312513295715/d570220d424b3.htm

♦	Prospectus addendum dated February 3, 2015: http://www.sec.gov/Archives/edgar/data/312070/000119312515031134/d864437d424b3.htm

♦	Index supplement dated July 19, 2013: http://www.sec.gov/Archives/edgar/data/312070/000119312513295727/d570220d424b3.htm

Our SEC file number is 1-10257. References to “Barclays,” “Barclays Bank PLC,” “we,” “our” and “us” refer only to Barclays Bank PLC and not to its consolidated subsidiaries. In this document, “Securities” refers to the Trigger Phoenix Autocallable Optimization Securities that are offered hereby, unless the context otherwise requires.

Supplemental Terms of the Securities

The “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities” section of the accompanying prospectus supplement defines scheduled trading day with respect to each Index and describes the circumstances under which the Calculation Agent may determine that there is a market disruption event with respect to each Index. If the Calculation Agent determines that any Observation Date is not a scheduled trading day for either Index or on any Observation Date a market disruption event occurs or is continuing in respect of either Index, the Observation Date will be postponed to the earlier of (i) the fifth scheduled trading day for each Index after the originally scheduled Observation Date (or, if such fifth scheduled trading day is not the same day for both Indices, the later such fifth scheduled trading day) (such fifth scheduled trading day (or later fifth scheduled trading, as the case may be), the “latest possible Observation Date”) and (ii) the earliest date that is a scheduled trading day with respect to each Index on which the Calculation Agent determines that a market disruption event does not occur and is not continuing with respect to either Index. If an Observation Date is postponed to the latest possible Observation Date and the Calculation Agent determines that such latest possible Observation Date is not a scheduled trading day with respect to either Index or that a market disruption event with respect to either Index has occurred and is continuing on such latest possible Observation Date, then the Closing Level of that Index will be the Calculation Agent’s estimate, made in good faith and in a commercially reasonable manner, of the Closing Level of that Index that would have prevailed on such latest possible Observation Date if such date were a scheduled trading day on which no market disruption event had occurred and was continuing with respect to that Index.

Additional Information Regarding Our Estimated Value of the Securities

The range of the estimated values of the Securities referenced above may not correlate on a linear basis with the range for the Contingent Coupon Rate set forth in this free writing prospectus. We determined the size of the range for the Contingent Coupon Rate based on prevailing market conditions, as well as the anticipated duration of the marketing period for the Securities. The final terms for the Securities will be determined on the date the Securities are initially priced for sale to the public (the “Trade Date”) based on prevailing market conditions on the Trade Date, and will be communicated to investors either orally or in a final pricing supplement.

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the Trade Date is based on our internal funding rates. Our estimated value of the Securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the Securities on the Trade Date is expected to be less than the initial issue price of the Securities. The difference between the initial issue price of the Securities and our estimated value of the Securities is expected to result from several factors, including any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Securities, the estimated cost that we may incur in hedging our obligations under the Securities, and estimated development and other costs that we may incur in connection with the Securities.

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Our estimated value on the Trade Date is not a prediction of the price at which the Securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the Trade Date, the price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the Trade Date for a temporary period expected to be approximately eleven months after the initial issue date of the Securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Securities and other costs in connection with the Securities that we will no longer expect to incur over the term of the Securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the Securities and any agreement we may have with the distributors of the Securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the Securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Key Risks” beginning on page FWP-8 of this free writing prospectus.

You may revoke your offer to purchase the Securities at any time prior to the Trade Date. We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their Trade Date. In the event of any changes to the terms of the Securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

Consent to U.K. Bail-in Power

Under the U.K. Banking Act 2009, as recently amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power under certain conditions which, in summary, include that such authority determines that: (i) a relevant entity (such as the Issuer) is failing or is likely to fail, (ii) it is not reasonably likely that (ignoring the other stabilization powers under the U.K. Banking Act) any other action will be taken to avoid the entity’s failure, (iii) the exercise of the stabilization powers are necessary taking into account certain public interest considerations such as the stability of the U.K. financial system, public confidence in the U.K. banking system and the protection of depositors and (iv) the objectives of the resolution measures would not be met to the same extent by the winding up of the entity. Notwithstanding these conditions, there remains uncertainty regarding how the relevant U.K. resolution authority would assess these conditions in deciding whether to exercise any U.K. Bail-in Power. The U.K. Bail-in Power includes any statutory write-down and conversion power, which allows for the cancellation of all, or a portion, of any amounts payable on the Securities, including any repayment of principal and/or the conversion of all, or a portion, of any amounts payable on the Securities, including the repayment of principal, into shares or other securities or other obligations of ours or another person, including by means of a variation to the terms of the Securities. Accordingly, if any U.K. Bail-in Power is exercised you may lose all or a part of the value of your investment in the Securities or receive a different security, which may be worth significantly less than the Securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise its authority to implement the U.K. Bail-in Power without providing any advance notice to the holders of the Securities.

By your acquisition of the Securities, you acknowledge, agree to be bound by and consent to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

This is only a summary. For more information, please see “Key Risks—You may lose some or all of your investment if any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority” in this free writing prospectus and the full definition of “U.K. Bail-in Power” as well as the risk factors in the accompanying prospectus addendum.

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Investor Suitability

The Securities may be suitable for you if:

♦  You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦  You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the full downside market risk of an investment in the Lesser Performing Index.

♦  You are willing to accept the individual market risk of each Index and understand that any decline in the level of one Index will not be offset or mitigated by a lesser decline or any potential increase in the level of the other Index.

♦  You believe each Index is likely to close at or above its Coupon Barrier on the specified Observation Dates, and, if either Index does not, you can tolerate receiving few or no Contingent Coupons over the term of the Securities.

♦  You believe the Final Index Level of each Index is not likely to be less than its Trigger Level and, if the Final Index Level of either Index is less than its Trigger Level, you can tolerate a loss of all or a substantial portion of your investment.

♦  You understand and accept that you will not participate in any appreciation of either Index, which may be significant, and that your return potential on the Securities is limited to any Contingent Coupons paid on the Securities.

♦  You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the levels of the Indices.

♦  You are willing and able to hold securities that will be called on the earliest Observation Date (quarterly, beginning on March 13, 2017) on which the Closing Level of each Index is greater than or equal to its Initial Index Level, and you are otherwise willing and able to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.

♦  You would be willing to invest in the Securities if the Contingent Coupon Rate were set equal to the bottom of the range specified on the cover of this free writing prospectus (the actual Contingent Coupon Rate will be set on the Trade Date).

♦  You do not seek guaranteed current income from this investment, and you are willing to forgo any dividends paid on the securities composing the Indices.

♦  You understand and accept the risks associated with the Indices.

♦  You are willing to assume the credit risk of Barclays Bank PLC, as issuer of the Securities, for all payments under the Securities and understand that if Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power, you might not receive any amounts due to you, including any repayment of principal.

The Securities may not be suitable for you if:

♦  You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦  You require an investment designed to provide a full return of principal at maturity, you cannot tolerate a loss of all or a substantial portion of your investment or you are not willing to make an investment that may have the full downside market risk of an investment in the Lesser Performing Index.

♦  You are unwilling to accept the individual market risk of each Index or do not understand that any decline in the level of one Index will not be offset or mitigated by a lesser decline or any potential increase in the level of the other Index.

♦  You do not believe each Index is likely to close at or above its Coupon Barrier on the specified Observation Dates, or you cannot tolerate receiving few or no Contingent Coupons over the term of the Securities.

♦  You believe the Final Index Level of either Index is likely to be less than its Trigger Level, which could result in a total loss of your initial investment.

♦  You seek an investment that participates in the full appreciation in the level of either or both of the Indices and whose return is not limited to any Contingent Coupons paid on the Securities.

♦  You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the levels of the Indices.

♦  You are unable or unwilling to hold securities that will be called on the earliest Observation Date (quarterly, beginning on March 13, 2017) on which the Closing Level of each Index is greater than or equal to its Initial Index Level, or you are unable or unwilling to hold the Securities to maturity and seek an investment for which there will be an active secondary market.

♦  You would be unwilling to invest in the Securities if the Contingent Coupon Rate were set equal to the bottom of the range specified on the cover of this free writing prospectus (the actual Contingent Coupon Rate will be set on the Trade Date).

♦  You seek guaranteed current income from your investment, or you prefer to receive any dividends paid on the securities composing the Indices.

♦  You do not understand or accept the risks associated with the Indices.

♦  You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

♦  You are not willing to assume the credit risk of Barclays Bank PLC, as issuer of the Securities, for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page FWP-8 of this free writing prospectus, the “Risk Factors” beginning on page S-6 of the prospectus supplement, the “Risk Factors” beginning on page PA-1 of the prospectus addendum and the “Risk Factors” beginning on page IS-2 of the index supplement for risks related to an investment in the Securities. For more information about the Indices, please see the sections titled “EURO STOXX 50® Index” and “S&P 500® Index” below.

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Indicative Terms[1]
Issuer:	Barclays Bank PLC
Issue Price:	$10.00 per Security
Principal Amount:	$10.00 per Security (subject to minimum investment of 100 Securities)
Term[2]:	Approximately ten years, unless called earlier
Reference Asset[3]:	The EURO STOXX 50® Index (Bloomberg ticker symbol “SX5E<Index>“) and the S&P 500® Index (Bloomberg ticker symbol “SPX<Index>“) (each an “Index” and together the “Indices”)
Call Feature:	The Issuer will automatically call the Securities if the Closing Level of each Index on any Observation Date (quarterly, beginning on March 13, 2017) is greater than or equal to its Initial Index Level. If the Securities are automatically called, the Issuer will repay the principal amount of your Securities plus pay the Contingent Coupon due on the Coupon Payment Date that is also the Call Settlement Date, and no further amounts will be owed to you under the Securities.
Observation Dates[2,4]:	The first Observation Date will occur on or about June 13, 2016; Observation Dates will occur quarterly thereafter as listed in the “Observation Dates/Coupon Payment Dates/Call Settlement Dates” section below. The final Observation Date, March 11, 2026, is the “Final Valuation Date.”
Call Settlement Dates[4]:	The Coupon Payment Date immediately following the applicable Observation Date, which will be two (2) business days following the applicable Observation Date; provided that, if the Securities are automatically called on the Final Valuation Date, the related Call Settlement Date will be the Maturity Date.
Contingent Coupon:

If the Closing Level of each Index is greater than or equal to its Coupon Barrier on any Observation Date, the Issuer will pay you the Contingent Coupon applicable to that Observation Date.

If the Closing Level of either Index is less than its Coupon Barrier on any Observation Date, the Contingent Coupon applicable to that Observation Date will not accrue or be payable and the Issuer will not make any payment to you on the related Coupon Payment Date.

The Contingent Coupon is a fixed amount potentially payable quarterly based on the per annum Contingent Coupon Rate.

Coupon Barrier:	With respect to each Index, a percentage of the Initial Index Level of that Index, as specified on the cover of this free writing prospectus
Coupon Payment Dates[4]:	Two (2) business days following the applicable Observation Date; provided that the final Coupon Payment Date will be the Maturity Date
Contingent Coupon Rate:

The Contingent Coupon Rate is between 7.50% and 8.50% per annum. Accordingly, the Contingent Coupon with respect to each Observation Date is equal to between $0.1875 and $0.2125 per Security and will be payable only for each Observation Date on which the Closing Level of each Index is greater than or equal to its Coupon Barrier. The actual Contingent Coupon amount will be based on the Contingent Coupon Rate set on the Trade Date.

Whether Contingent Coupons will be paid on the Securities will depend on the performance of the Indices. The Issuer will not pay you the Contingent Coupon for any Observation Date on which the Closing Level of either Index is less than its Coupon Barrier.

Payment at Maturity (per Security):

If the Securities are not automatically called and the Final Index Level of each Index is greater than or equal to both its Trigger Level and its Coupon Barrier, the Issuer will pay you a cash payment on the Maturity Date equal to $10.00 per $10.00 principal amount Security plus the Contingent Coupon due on the Coupon Payment Date that is also the Maturity Date.

If the Securities are not automatically called and the Final Index Level of each Index is greater than or equal to its Trigger Level but the Final Index Level of either Index is less than its Coupon Barrier, the Issuer will pay you a cash payment on the Maturity Date equal to $10.00 per $10.00 principal amount Security, but no coupon will be paid.

If the Securities are not automatically called and the Final Index Level of either Index is less than its Trigger Level, the Issuer will pay you a cash payment on the Maturity Date per $10.00 principal amount Security that is less than your principal amount, if anything, resulting in a loss of principal that is proportionate to the negative Index Return of the Lesser Performing Index; equal to:

$10.00 × (1 + Index Return of the Lesser Performing Index)

Accordingly, you may lose all or a substantial portion of your principal at maturity, depending on how much the Lesser Performing Index declines, regardless of the performance of the other Index. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party.

Index Return:	With respect to each Index: Final Index Level – Initial Index Level Initial Index Level
Lesser Performing Index:	The Index with the lower Index Return
Trigger Level:	With respect to each Index, a percentage of the Initial Index Level of that Index, as specified on the cover of this free writing prospectus
Initial Index Level:	With respect to each Index, the Closing Level of that Index on the Trade Date
Final Index Level:	With respect to each Index, the Closing Level of that Index on the Final Valuation Date
Closing Level:	With respect to each Index, on any scheduled trading day, the closing level of that Index as published with respect to the regular weekday close of trading on that scheduled trading day as displayed on the applicable Bloomberg Professional® service (“Bloomberg”) page as set forth under “Reference Asset” above or any successor page on Bloomberg or any successor service, as applicable. In certain circumstances, the Closing Level of an Index will be based on the alternate calculation of that Index described in “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices” in the accompanying prospectus supplement.
Calculation Agent:	Barclays Bank PLC

[1]	Terms used in this free writing prospectus, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.
[2]	In the event that we make any change to the expected Trade Date or Settlement Date, the Observation Dates, including the Final Valuation Date, and/or the Maturity Date may be changed to ensure that the stated term of the Securities remains the same.
[3]	For a description of adjustments that may affect the Indices, see “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices” in the prospectus supplement.
[4]	Subject to postponement in the event of a market disruption event as described under “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities” in the prospectus supplement and “Supplemental Terms of the Securities” in this free writing prospectus. Notwithstanding anything to the contrary in the accompanying prospectus supplement, the Final Valuation Date may be postponed by up to five scheduled trading days for both Indices due to the occurrence or continuance of a market disruption event on such date.

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Investment Timeline
Trade Date:	The Closing Level of each Index (the Initial Index Level) is observed, the Contingent Coupon Rate is set and the Coupon Barrier and Trigger Level of each Index are determined.

Quarterly (callable beginning March 13, 2017):

If the Closing Level of each Index is greater than or equal to its Coupon Barrier on any Observation Date, the Issuer will pay you the Contingent Coupon applicable to that Observation Date.

The Issuer will automatically call the Securities if the Closing Level of each Index on any Observation Date (quarterly, beginning on March 13, 2017) is greater than or equal to its Initial Index Level. If the Securities are automatically called, the Issuer will repay the principal amount of your Securities plus pay the Contingent Coupon due on the Coupon Payment Date that is also the Call Settlement Date, and no further amounts will be owed to you under the Securities.

Maturity Date:

The Final Index Level of each Index is determined as of the Final Valuation Date.

If the Securities are not automatically called and the Final Index Level of each Index is greater than or equal to both its Trigger Level and its Coupon Barrier, the Issuer will pay you a cash payment on the Maturity Date equal to $10.00 per $10.00 principal amount Security plus the Contingent Coupon due on the Coupon Payment Date that is also the Maturity Date.

If the Securities are not automatically called and the Final Index Level of each Index is greater than or equal to its Trigger Level but the Final Index Level of either Index is less than its Coupon Barrier, the Issuer will pay you a cash payment on the Maturity Date equal to $10.00 per $10.00 principal amount Security, but no coupon will be paid.

If the Securities are not automatically called and the Final Index Level of either Index is less than its Trigger Level, the Issuer will pay you a cash payment on the Maturity Date per $10.00 principal amount Security that is less than your principal amount, if anything, resulting in a loss of principal that is proportionate to the negative Index Return of the Lesser Performing Index; equal to:

$10.00 × (1 + Index Return of the Lesser Performing Index)

Accordingly, you may lose all or a substantial portion of your principal at maturity, depending on how much the Lesser Performing Index declines, regardless of the performance of the other Index.

Investing in the Securities involves significant risks. You may lose some or all of your initial investment. You will be exposed to the market risk of each Index and any decline in the level of one Index may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of the other Index. The Trigger Level of each Index is observed relative to its Final Index Level only on the Final Valuation Date, and the contingent repayment of principal applies only if you hold the Securities to maturity. Generally, the higher the Contingent Coupon Rate on a Security, the greater the risk of loss on that Security. Your return potential on the Securities is limited to any Contingent Coupons paid on the Securities, and you will not participate in any appreciation of either Index. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the Securities.

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Observation Dates/Coupon Payment Dates/Call Settlement Dates
Observation Dates	Coupon Payment Dates/ Call Settlement Dates
June 13, 2016*	June 15, 2016
September 12, 2016*	September 14, 2016
December 12, 2016*	December 14, 2016
March 13, 2017	March 15, 2017
June 12, 2017	June 14, 2017
September 11, 2017	September 13, 2017
December 11, 2017	December 13, 2017
March 12, 2018	March 14, 2018
June 11, 2018	June 13, 2018
September 11, 2018	September 13, 2018
December 11, 2018	December 13, 2018
March 11, 2019	March 13, 2019
June 11, 2019	June 13, 2019
September 11, 2019	September 13, 2019
December 11, 2019	December 13, 2019
March 11, 2020	March 13, 2020
June 11, 2020	June 15, 2020
September 11, 2020	September 15, 2020
December 11, 2020	December 15, 2020
March 11, 2021	March 15, 2021
June 11, 2021	June 15, 2021
September 13, 2021	September 15, 2021
December 13, 2021	December 15, 2021
March 11, 2022	March 15, 2022
June 13, 2022	June 15, 2022
September 12, 2022	September 14, 2022
December 12, 2022	December 14, 2022
March 13, 2023	March 15, 2023
June 12, 2023	June 14, 2023
September 11, 2023	September 13, 2023
December 11, 2023	December 13, 2023
March 11, 2024	March 13, 2024
June 11, 2024	June 13, 2024
September 11, 2024	September 13, 2024
December 11, 2024	December 13, 2024
March 11, 2025	March 13, 2025
June 11, 2025	June 13, 2025
September 11, 2025	September 15, 2025
December 11, 2025	December 15, 2025
March 11, 2026	March 17, 2026
*The Securities are NOT automatically callable until the fourth Observation Date, which is March 13, 2017. Thus, the first Call Settlement Date will be on or about March 15, 2017.

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Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing in either or both of the Indices or the securities composing the Indices. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement, prospectus addendum and index supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

♦	You may lose some or all of your principal — The Securities differ from ordinary debt securities in that the Issuer will not necessarily pay the full principal amount of the Securities at maturity. If the Securities are not automatically called, the Issuer will pay you the principal amount of your Securities only if the Final Index Level of each Index is greater than or equal to its Trigger Level and will make such payment only at maturity. If the Securities are not automatically called and the Final Index Level of either Index is less than its Trigger Level, you will be exposed to the full decline in the Lesser Performing Index and the Issuer will repay less than the full principal amount of the Securities at maturity, if anything, resulting in a loss of principal that is proportionate to the negative Index Return of the Lesser Performing Index. Accordingly, you may lose some or all of your principal.

♦	If the Securities are not automatically called, the payment at maturity, if any, is calculated based solely on the performance of the Lesser Performing Index — If the Securities are not automatically called pursuant to the Call Feature, the payment at maturity, if any, will be linked solely to the performance of the Lesser Performing Index. As a result, in the event that the Final Index Level of the Lesser Performing Index is less than its Trigger Level, the Index Return of only the Lesser Performing Index will be used to determine the return on your Securities, and you will not benefit from the performance of the other Index, even if the Final Index Level of the other Index is greater than or equal to its Trigger Level or Initial Index Level.

♦	You may not receive any Contingent Coupons — The Issuer will not necessarily make periodic coupon payments on the Securities. If the Closing Level of either Index on an Observation Date is less than its Coupon Barrier, the Issuer will not pay you the Contingent Coupon applicable to that Observation Date even if the Closing Level of the other Index is greater than or equal to its Coupon Barrier on that Observation Date. If the Closing Level of either Index is less than its Coupon Barrier on each of the Observation Dates, the Issuer will not pay you any Contingent Coupons during the term of the Securities, and you will not receive a positive return on your Securities. Generally, this non-payment of the Contingent Coupon coincides with a period of greater risk of principal loss on your Securities.

♦	Contingent repayment of principal applies only at maturity — You should be willing to hold your Securities to maturity. The market value of the Securities may fluctuate between the date you purchase them and the Final Valuation Date. If you are able to sell your Securities prior to maturity in the secondary market, if any, you may have to sell them at a loss relative to your initial investment even if at that time the level of either or both of the Indices is greater than its Trigger Level.

♦	Your return potential on the Securities is limited to any Contingent Coupons paid on the Securities, and you will not participate in any appreciation of either Index — The return potential of the Securities is limited to the pre-specified per annum Contingent Coupon Rate, regardless of any appreciation of either Index. In addition, the total return on the Securities will vary based on the number of Observation Dates on which the Closing Level of each Index has been greater than or equal to its Coupon Barrier prior to maturity or an automatic call. Further, if the Securities are automatically called pursuant to the automatic call feature, you will not receive Contingent Coupons or any other payment in respect of any Observation Dates after the applicable Call Settlement Date. If the Securities are not automatically called, you may be subject to the decline in the level of the Lesser Performing Index even though you cannot participate in any appreciation of either Index. As a result, the return on an investment in the Securities could be less than the return on a direct investment in either or both of the Indices or securities composing the Indices. Because the Securities could be called as early as the fourth Observation Date, the total return on the Securities could be minimal.

♦	Because the Securities are linked to the Lesser Performing Index, you are exposed to greater risks of no Contingent Coupons and sustaining a significant loss on your investment at maturity than if the Securities were linked to a single Index — The risk that you will not receive any Contingent Coupons and lose some or all of your initial investment in the Securities at maturity is greater if you invest in the Securities as opposed to substantially similar securities that are linked to the performance of a single Index. With two Indices, it is more likely that the Closing Level of either Index will be less than its Coupon Barrier on the specified Observation Dates or less than its Trigger Level on the Final Valuation Date and therefore it is more likely that you will not receive any Contingent Coupons and that you will suffer a significant loss on your investment at maturity. In addition, because the Closing Level of each Index must be greater than or equal to its Initial Index Level on a Observation Date in order for the securities to be automatically called prior to maturity, the securities are less likely to be automatically called on any Observation Date than if the Securities were linked to a single Index. Further, the performance of the Indices may not be correlated or may be negatively correlated. The lower the correlation between two Indices, the greater the potential for one of those Indices to close below its Coupon Barrier or Trigger Level on any Observation Date or the Final Valuation Date, respectively. See “Correlation of the Indices” below.

It is impossible to predict what the correlation between the Indices will be over the term of the Securities. The Indices represent different equity markets. The EURO STOXX 50® Index represents foreign equity markets in the Eurozone and the S&P 500® Index represents the large capitalization segment of the United States equity market. These different equity markets may not perform similarly over the term of the Securities.

Although the correlation of the Indices’ performance may change over the term of the Securities, the Contingent Coupon Rate is determined, in part, based on the correlation of the Indices’ performance calculated using our internal models at the time when the terms of the Securities are finalized. A higher Contingent Coupon Rate is generally associated with lower correlation of the Indices, which reflects a greater potential for missed Contingent Coupons and for a loss on your investment at maturity. The correlation referenced in setting the terms of the Securities is calculated using our internal models and is not derived from the daily returns of the Indices over the period set forth under “Correlation of the Indices” below. In addition, other factors and inputs other than correlation may impact how the terms of the Securities are set and the performance of the Securities.

♦	You are exposed to the market risk of each Index — Your return on the Securities is not linked to a basket consisting of each Index. Rather, it will be contingent upon the independent performance of each Index. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks

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related to each Index. Poor performance by either Index over the term of the Securities may negatively affect your return and will not be offset or mitigated by any increases or lesser declines in the level of the other Index. To receive any Contingent Coupons, the Closing Level of each Index must be greater than or equal to its Coupon Barrier on the applicable Observation Date. In addition, if the Securities have not been automatically called prior to maturity and the Final Index Level of either Index is less than its Trigger Level, you will be exposed to the full decline in the Lesser Performing Index. Accordingly, your investment is subject to the market risk of each Index.

♦	Reinvestment risk — If your Securities are automatically called early, the holding period over which you would receive the per annum Contingent Coupon Rate could be as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities in a comparable investment with a similar level of risk in the event the Securities are automatically called prior to the Maturity Date.

♦	A higher Contingent Coupon Rate and/or a lower Coupon Barrier and/or Trigger Level may reflect greater expected volatility of the Indices, which is generally associated with a greater risk of loss — Volatility is a measure of the degree of variation in the levels of the Indices over a period of time. The greater the expected volatilities of the Indices at the time the terms of the Securities are set, the greater the expectation is at that time that you may not receive one or more, or all, Contingent Coupon payments and that you may lose a significant portion or all of your principal at maturity. In addition, the economic terms of the Securities, including the Contingent Coupon Rate, the Coupon Barrier and the Trigger Level, are based, in part, on the expected volatilities of the Indices at the time the terms of the Securities are set, where higher expected volatilities will generally be reflected in a higher Contingent Coupon Rate than the fixed rate we would pay on conventional debt securities of the same maturity and/or on otherwise comparable securities and/or a lower Coupon Barrier and/or a lower Trigger Level as compared to otherwise comparable securities. Accordingly, a higher Contingent Coupon Rate will generally be indicative of a greater risk of loss while a relatively lower Coupon Barrier or Trigger Level does not necessarily indicate that the Securities have a greater likelihood of paying Contingent Coupon payments or returning your principal at maturity. You should be willing to accept the downside market risk of each Index and the potential loss of some or all of your principal at maturity.

♦	Credit of Issuer — The Securities are unsecured and unsubordinated debt obligations of the Issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the Securities.

♦	You may lose some or all of your investment if any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority — Under the U.K. Banking Act 2009, as recently amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power under certain conditions which, in summary, include that such authority determines that: (i) a relevant entity (such as the Issuer) is failing or is likely to fail, (ii) it is not reasonably likely that (ignoring the other stabilization powers under the U.K. Banking Act) any other action will be taken to avoid the entity’s failure, (iii) the exercise of the stabilization powers are necessary taking into account certain public interest considerations such as the stability of the U.K. financial system, public confidence in the U.K. banking system and the protection of depositors and (iv) the objectives of the resolution measures would not be met to the same extent by the winding up of the entity. Notwithstanding these conditions, there remains uncertainty regarding how the relevant U.K. resolution authority would assess these conditions in deciding whether to exercise any U.K. Bail-in Power. The U.K. Bail-in Power includes any statutory write-down and conversion power, which allows for the cancellation of all, or a portion, of any amounts payable on the Securities, including any repayment of principal and/or the conversion of all, or a portion, of any amounts payable on the Securities, including the repayment of principal, into shares or other securities or other obligations of ours or another person, including by means of a variation to the terms of the Securities. Accordingly, if any U.K. Bail-in Power is exercised you may lose all or a part of the value of your investment in the Securities or receive a different security, which may be worth significantly less than the Securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise its authority to implement the U.K. Bail-in Power without providing any advance notice to the holders of the Securities.

By your acquisition of the Securities, you acknowledge, agree to be bound by and consent to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Securities will not be a default or an Event of Default (as each term is defined in the indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Securities. Accordingly, your rights as a holder of the Securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. Please see “Consent to U.K. Bail-in Power” in this free writing prospectus and the risk factors in the accompanying prospectus addendum for more information.

♦	Owning the Securities is not the same as owning the securities composing either or both Indices — The return on your Securities may not reflect the return you would realize if you actually owned the securities composing either or both Indices. As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the securities composing either Index would have.

♦	Each Index reflects the price return of the securities composing that Index, not the total return — The return on the Securities is based on the performance of the Indices, which reflect changes in the market prices of the securities composing each Index. Each Index is not a “total return” index that, in addition to reflecting those price returns, would also reflect dividends paid on the securities composing the applicable Index. Accordingly, the return on the Securities will not include such a total return feature.

♦	Dealer incentives — We, the Agents and affiliates of the Agents act in various capacities with respect to the Securities. The Agents and various affiliates may act as a principal, agent or dealer in connection with the Securities. Such Agents, including the sales representatives of UBS Financial Services Inc., will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay compensation as specified on the cover of this

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free writing prospectus to the Agents in connection with the distribution of the Securities, and such compensation may be passed on to affiliates of the Agents or other third party distributors.

♦	There may be little or no secondary market for the Securities — The Securities will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the Securities but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Securities. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

♦	Potential conflicts — We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as Calculation Agent and hedging our obligations under the Securities. In performing these duties, the economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities.

♦	Potentially inconsistent research, opinions or recommendations by Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates — Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates and agents may publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates or agents may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the Securities and each Index.

♦	No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of either Index will rise or fall. There can be no assurance that the level of either Index will not close below its Trigger Level on the Final Valuation Date. The level of each Index will be influenced by complex and interrelated political, economic, financial and other factors that affect that Index. You should be willing to accept the downside risks associated with equities in general and each Index in particular, and the risk of losing some or all of your initial investment.

♦	Potential Barclays Bank PLC impact on the levels of the Indices — Trading or transactions by Barclays Bank PLC or its affiliates in the securities composing the Indices and/or over-the-counter options, futures or other instruments with returns linked to the performance of either or both Indices or the securities composing the Indices, may adversely affect the level of either Index and, therefore, the market value of the Securities.

♦	The Index Return for the EURO STOXX 50® Index will not be adjusted for changes in exchange rates relative to the U.S. dollar even though the securities composing the EURO STOXX 50® Index are traded in a foreign currency and the securities are denominated in U.S. dollars — The value of your Securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the securities composing the EURO STOXX 50® Index are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Securities, you will not receive any additional payment or incur any reduction in any payment with respect to the Securities.

♦	Non-U.S. securities markets risks with respect to the EURO STOXX 50® Index — The equity securities composing the EURO STOXX 50® Index are issued by non-U.S. companies in non-U.S. securities markets. Investments in securities linked to the value of such non-U.S. equity securities, such as the Securities, involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

♦	Many economic and market factors will impact the value of the Securities — Structured notes, including the Securities, can be thought of as securities that combine a debt instrument with one or more options or other derivative instruments. As a result, the factors that influence the values of debt instruments and options or other derivative instruments will also influence the terms and features of the Securities at issuance and their value in the secondary market. Accordingly, in addition to the levels of the Indices on any day, the value of the Securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

♦	the expected volatility of the Indices and the securities composing the Indices;

♦	correlation (or lack of correlation) of the Indices;

♦	the time to maturity of the Securities;

♦	the market prices of and dividend rates on the securities composing the Indices;

♦	interest and yield rates in the market generally;

♦	supply and demand for the Securities;

♦	a variety of economic, financial, political, regulatory and judicial events;

♦	the exchange rates relative to the U.S. dollar with respect to each of the currencies in which the securities composing the EURO STOXX 50® Index trade; and

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♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦	The estimated value of your Securities is expected to be lower than the initial issue price of your Securities — The estimated value of your Securities on the Trade Date is expected to be lower, and may be significantly lower, than the initial issue price of your Securities. The difference between the initial issue price of your Securities and the estimated value of the Securities is expected as a result of certain factors, such as any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Securities, the estimated cost that we may incur in hedging our obligations under the Securities, and estimated development and other costs that we may incur in connection with the Securities.

♦	The estimated value of your Securities might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market — The estimated value of your Securities on the Trade Date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated values referenced above might be lower if such estimated values were based on the levels at which our benchmark debt securities trade in the secondary market. Also, this difference in funding rate as well as certain factors, such as sales commissions, selling concessions, estimated costs and profits mentioned below, reduces the economic terms of the Securities to you.

♦	The estimated value of the Securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions — The estimated value of your Securities on the Trade Date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Securities may not be consistent with those of other financial institutions that may be purchasers or sellers of Securities in the secondary market. As a result, the secondary market price of your Securities may be materially different from the estimated value of the Securities determined by reference to our internal pricing models.

♦	The estimated value of your Securities is not a prediction of the prices at which you may sell your Securities in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your Securities and may be lower than the estimated value of your Securities — The estimated value of the Securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Securities. Further, as secondary market prices of your Securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Securities such as fees, commissions, discounts, and the costs of hedging our obligations under the Securities, secondary market prices of your Securities will likely be lower than the initial issue price of your Securities. As a result, the price, at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your Securities, and any sale prior to the Maturity Date could result in a substantial loss to you.

♦	The temporary price at which we may initially buy the Securities in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your Securities — Assuming that all relevant factors remain constant after the Trade Date, the price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market (if Barclays Capital Inc. makes a market in the Securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Securities on the Trade Date, as well as the secondary market value of the Securities, for a temporary period after the initial issue date of the Securities. The price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Securities. Please see “Additional Information Regarding Our Estimated Value of the Securities” on page FWP-2 for further information.

♦	We and our affiliates may engage in various activities or make determinations that could materially affect your Securities in various ways and create conflicts of interest — We and our affiliates establish the offering price of the Securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation. Additionally, the role played by Barclays Capital Inc., as a dealer in the Securities, could present it with significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the Securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the Securities and such compensation or financial benefit may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Furthermore, we and our affiliates make markets in and trade various financial instruments or products for their own accounts and for the account of their clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, instruments or assets that may serve as the underliers, basket underliers or constituents of the underliers of the Securities. Such market making, trading activities, other investment banking and financial services may negatively impact the value of the Securities. Furthermore, in any such market making, trading activities, and other services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the Securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the Securities into account in conducting these activities.

♦	Tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your tax situation. See “What Are the Tax Consequences of an Investment in the Securities?” on page FWP-16 of this free writing prospectus.

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Hypothetical Examples

The examples below illustrate the payment upon a call or at maturity for a $10.00 principal amount Security on a hypothetical offering of the Securities under various scenarios, with the assumptions as set forth below.* We cannot predict the Closing Level of either Index on any day during the term of the Securities, including on any Observation Date. You should not take these examples as an indication or assurance of the expected performance of the Securities. Numbers in the examples below have been rounded for ease of analysis. The examples below do not take into account any tax consequences from investing in the Securities. In these examples, we refer to the EURO STOXX 50® Index and the S&P 500® Index as the “SX5E Index” and the “SPX Index,” respectively.

Principal Amount:	$10.00
Term:	Approximately ten years (unless called earlier)
Hypothetical Contingent Coupon Rate:	7.50% per annum (or 1.875% per quarter) (the bottom of the range of 7.50% to 8.50% per annum)
Hypothetical Contingent Coupon:	$0.1875 per quarter
Hypothetical Initial Index Level:	100.00 for the SX5E Index and 100.00 for the SPX Index
Hypothetical Coupon Barrier:	70.00 for the SX5E Index and 70.00 for the SPX Index (which, with respect to each Index, is 70% of the hypothetical Initial Index Level of that Index)
Hypothetical Trigger Level:	50.00 for the SX5E Index and 50.00 for the SPX Index (which, with respect to each Index, is 50% of the hypothetical Initial Index Level of that Index)
Observation Dates:	Observation Dates will occur quarterly as set forth under “Indicative Terms” and “Observation Dates/Coupon Payment Dates/Call Settlement Dates” in this free writing prospectus and will be callable beginning on the fourth Observation Date.

*	Terms used for purposes of these hypothetical examples may not represent the actual Contingent Coupon Rate per annum, Initial Index Levels, Coupon Barriers or Trigger Levels. The actual Contingent Coupon Rate will be set on the Trade Date. The hypothetical Initial Index Level of 100.00 for the SX5E Index and 100.00 for the SPX Index has been chosen for illustrative purposes only and may not represent a likely actual Initial Index Level for either Index. The actual Initial Index Level and resulting Trigger Level and Coupon Barrier of each Index will be based on the Closing Level of that Index on the Trade Date. For historical data regarding the actual Closing Levels of the Indices, please see the historical information set forth under the sections titled “EURO STOXX 50® Index” and “S&P 500® Index” below.

The examples below are purely hypothetical. These examples are intended to illustrate (a) under what circumstances the Securities will be subject to an automatic call, (b) how the payment of a Contingent Coupon with respect to any Observation Date will depend on whether the Closing Level of either Index on that Observation Date is less than its Coupon Barrier, (c) how the value of the payment at maturity on the Securities will depend on whether the Final Index Level of either Index is less than its Trigger Level and/or its Coupon Barrier and (d) how the total return on the Securities may be less than the total return on a direct investment in either or both Indices in certain scenarios. The “total return” as used in this free writing prospectus is the number, expressed as a percentage, that results from comparing the total payments per $10.00 principal amount Security over the term of the Securities to the $10.00 initial issue price.

Example 1 — Securities Are Automatically Called on the Fourth Observation Date

Date	Closing Level	Payment (per Security)
First Observation Date	SX5E Index: 105.00

Closing Level of each Index above its Initial Index Level; Securities NOT automatically callable because Observation Date is prior to the fourth Observation Date. Closing Level of each Index above its Coupon Barrier; Issuer pays Contingent Coupon of $0.1875 on first Coupon Payment Date.

SPX Index: 110.00
Second Observation Date	SX5E Index: 80.00

Closing Level of each Index below its Initial Index Level; Securities NOT automatically callable because Observation Date is prior to the fourth Observation Date. Closing Level of SPX Index below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on second Coupon Payment Date.

SPX Index: 60.00
Third Observation Date	SX5E Index: 60.00

Closing Level of each Index below its Initial Index Level; Securities NOT automatically callable because Observation Date is prior to the fourth Observation Date. Closing Level of SX5E Index below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on third Coupon Payment Date.

SPX Index: 80.00
Fourth Observation Date	SX5E Index: 110.00	Closing Level of each Index at or above its Initial Index Level; Securities are automatically called; Issuer repays principal plus pays Contingent Coupon of $0.1875 on Call Settlement Date.
SPX Index: 115.00

Total Payments (per $10.00 Security):	Payment on Call Settlement Date:	$10.1875 ($10.00 + $0.1875)
	Prior Contingent Coupons:	$0.1875 ($0.1875 x 1)
	Total:	$10.375
	Total Return:	3.75%

Because the Closing Level of each Index is greater than or equal to its Initial Index Level on the fourth Observation Date (which is approximately one year after the Trade Date and is the first Observation Date on which the Securities are callable), the Securities are automatically called on that Observation Date. The Issuer will pay you on the Call Settlement Date $10.1875 per $10.00 principal amount Security, which is equal to your principal amount plus the Contingent Coupon due on the Coupon Payment Date that is also the Call Settlement Date. No further amounts will be owed to you under the Securities.

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In addition, because the Closing Level of each Index was greater than or equal to its Coupon Barrier on the first Observation Date, the Issuer will pay the Contingent Coupon of $0.1875 on the first Coupon Payment Date. However, because the Closing Level of at least one Index was less than its Coupon Barrier on the second and third Observation Dates, the Issuer will not pay any Contingent Coupon on the Coupon Payment Dates following those Observation Dates. Accordingly, the Issuer will have paid a total of $10.375 per Security for a 3.75% total return on the Securities.

Example 2 — Securities Are NOT Automatically Called and the Final Index Level of Each Index Is Above Its Trigger Level and Coupon Barrier

Date	Closing Level	Payment (per Security)
First Observation Date	SX5E Index: 115.00

Closing Level of each Index above its Initial Index Level; Securities NOT automatically callable because Observation Date is prior to the fourth Observation Date. Closing Level of each Index above its Coupon Barrier; Issuer pays Contingent Coupon of $0.1875 on first Coupon Payment Date.

SPX Index: 110.00
Second Observation Date	SX5E Index: 80.00

Closing Level of each Index below its Initial Index Level; Securities NOT automatically callable because Observation Date is prior to the fourth Observation Date. Closing Level of each Index above its Coupon Barrier; Issuer pays Contingent Coupon of $0.1875 on second Coupon Payment Date.

SPX Index: 75.00
Third Observation Date	SX5E Index: 85.00

Closing Level of each Index below its Initial Index Level; Securities NOT automatically callable because Observation Date is prior to the fourth Observation Date. Closing Level of SPX Index below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on third Coupon Payment Date.

SPX Index: 65.00
Fourth to Thirty-Ninth Observation Dates	Various (below 70.00 Coupon Barrier)

Closing Level of each Index below its Initial Index Level; Securities NOT automatically called. Closing Level of each Index below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on any of the fourth to thirty-ninth Coupon Payment Dates.

Fortieth Observation Date (the Final Valuation Date)	SX5E Index: 110.00	Closing Level of SPX Index below its Initial Index Level; Securities NOT automatically called. Final Index Level of each Index above its Trigger Level and Coupon Barrier; Issuer repays principal plus pays Contingent Coupon of $0.1875 on Maturity Date.
SPX Index: 80.00

Total Payments (per $10.00 Security):	Payment at Maturity:	$10.1875 ($10.00 + $0.1875)
	Prior Contingent Coupons:	$0.375 ($0.1875 x 2)
	Total:	$10.5625
	Total Return:	5.625%

Because the Closing Level of either Index was less than its Initial Index Level on each Observation Date on and after the fourth Observation Date (which is approximately one year after the Trade Date and is the first Observation Date on which the Securities are callable), the Securities are not automatically called. Because the Final Index Level of each Index is greater than or equal to its Trigger Level and Coupon Barrier, the Issuer will pay you on the Maturity Date $10.1875 per $10.00 principal amount Security, which is equal to your principal amount plus the Contingent Coupon due on the Coupon Payment Date that is also the Maturity Date.

In addition, because the Closing Level of each Index was greater than or equal to its Coupon Barrier on the first and second Observation Dates, the Issuer will pay the Contingent Coupon of $0.1875 on the first and second Coupon Payment Dates. However, because the Closing Level of at least one Index was less than its Coupon Barrier on the third through thirty-ninth Observation Dates, the Issuer will not pay any Contingent Coupon on the Coupon Payment Dates following those Observation Dates. Accordingly, the Issuer will have paid a total of $10.5625 per Security for a 5.625% total return on the Securities.

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Example 3 — Securities Are NOT Automatically Called and the Final Index Level of Each Index Is Above Its Trigger Level but the Final Index Level of Either Index Is Below Its Coupon Barrier

Date	Closing Level	Payment (per Security)
First Observation Date	SX5E Index: 115.00

Closing Level of each Index above its Initial Index Level; Securities NOT automatically callable because Observation Date is prior to the fourth Observation Date. Closing Level of each Index above its Coupon Barrier; Issuer pays Contingent Coupon of $0.1875 on first Coupon Payment Date.

SPX Index: 110.00
Second Observation Date	SX5E Index: 80.00

Closing Level of each Index below its Initial Index Level; Securities NOT automatically callable because Observation Date is prior to the fourth Observation Date. Closing Level of each Index above its Coupon Barrier; Issuer pays Contingent Coupon of $0.1875 on second Coupon Payment Date.

SPX Index: 75.00
Third Observation Date	SX5E Index: 105.00

Closing Level of SPX Index below its Initial Index Level; Securities NOT automatically callable because Observation Date is prior to the fourth Observation Date. Closing Level of SPX Index below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on third Coupon Payment Date.

SPX Index: 60.00
Fourth to Thirty-Ninth Observation Dates	Various (below 70.00 Coupon Barrier)

Closing Level of each Index below its Initial Index Level; Securities NOT automatically called. Closing Level of each Index below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on any of the fourth to thirty-ninth Coupon Payment Dates.

Fortieth Observation Date (the Final Valuation Date)	SX5E Index: 110.00	Closing Level of SPX Index below its Initial Index Level; Securities NOT automatically called. Final Index Level of each Index above its Trigger Level; Final Index Level of SPX Index below its Coupon Barrier; Issuer repays principal on Maturity Date.
SPX Index: 60.00

Total Payments (per $10.00 Security):	Payment at Maturity:	$10.00
	Prior Contingent Coupons:	$0.375 ($0.1875 x 2)
	Total:	$10.375
	Total Return:	3.75%

Because the Closing Level of at least one Index was less than its Initial Index Level on each Observation Date on and after the fourth Observation Date (which is approximately one year after the Trade Date and is the first Observation Date on which the Securities are callable), the Securities are not automatically called. Because the Final Index Level of each Index is greater than or equal to its Trigger Level and the Final Index Level of at least one Index is less than its Coupon Barrier, the Issuer will pay you on the Maturity Date $10.00 per $10.00 principal amount Security, which is equal to your principal amount.

In addition, because the Closing Level of each Index was greater than or equal to its Coupon Barrier on the first and second Observation Dates, the Issuer will pay the Contingent Coupon of $0.1875 on the first and second Coupon Payment Dates. However, because the Closing Level of at least one Index was less than its Coupon Barrier on the third through thirty-ninth Observation Dates, the Issuer will not pay any Contingent Coupon on the Coupon Payment Dates following those Observation Dates. Accordingly, the Issuer will have paid a total of $10.375 per Security for a 3.75% total return on the Securities.

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Example 4 — Securities Are NOT Automatically Called and the Final Index Level of Either Index Is Below Its Trigger Level

Date	Closing Level	Payment (per Security)
First Observation Date	SX5E Index: 60.00

Closing Level of each Index below its Initial Index Level; Securities NOT automatically callable because Observation Date is prior to the fourth Observation Date. Closing Level of each Index below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on first Coupon Payment Date.

SPX Index: 65.00
Second Observation Date	SX5E Index: 105.00

Closing Level of the SPX Index below its Initial Index Level; Securities NOT automatically callable because Observation Date is prior to the fourth Observation Date. Closing Level of SPX Index below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on second Coupon Payment Date.

SPX Index: 65.00
Third Observation Date	SX5E Index: 90.00

Closing Level of each Index below its Initial Index Level; Securities NOT automatically callable because Observation Date is prior to the fourth Observation Date. Closing Level of SPX Index below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on third Coupon Payment Date.

SPX Index: 65.00
Fourth to Thirty-Ninth Observation Dates	Various (below 70.00 Coupon Barrier)

Closing Level of each Index below its Initial Index Level; Securities NOT automatically called. Closing Level of each Index below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on any of the fourth to thirty-ninth Coupon Payment Dates.

Fortieth Observation Date (the Final Valuation Date)	SX5E Index: 45.00	Closing Level of SX5E Index below its Initial Index Level; Securities NOT automatically called. Closing Level of SX5E Index below its Coupon Barrier and Trigger Level; Issuer DOES NOT pay Contingent Coupon on Maturity Date, and Issuer will repay less than the principal amount resulting in a loss proportionate to the decline of the Lesser Performing Index.
SPX Index: 110.00

Total Payments (per $10.00 Security):	Payment at Maturity:	$4.50
	Prior Contingent Coupons:	$0.00
	Total:	$4.50
	Total Return:	-55.00%

Because the Closing Level of at least one Index is less than its Initial Index Level on each Observation Date on and after the fourth Observation Date (which is approximately one year after the Trade Date and is the first Observation Date on which the Securities are callable), the Securities are not automatically called. Because the Final Index Level of at least one Index is less than its Trigger Level on the Final Valuation Date, at maturity, the Issuer will pay you a total of $4.50 per $10.00 principal amount, for a -55.00% total return on the Securities, calculated as follows:

$10.00 × (1 + Index Return of the Lesser Performing Index)

Step 1: Determine the Index Return of each Index:

Index Return of the SX5E Index:

Final Index Level – Initial Index Level	=	45.00 – 100.00	= -55.00%
Initial Index Level		100.00

Index Return of the SPX Index:

Final Index Level – Initial Index Level	=	110.00 – 100.00	= 10.00%
Initial Index Level		100.00

Step 2: Determine the Lesser Performing Index. The SX5E Index is the Index with the lower Index Return.

Step 3: Calculate the Payment at Maturity:

$10.00 × (1 + Index Return of the Lesser Performing Index) = $10.00 × (1 + -55.00%) = $4.50

In addition, because the Closing Level of at least one Index is less than its Coupon Barrier on each Observation Date, the Issuer will not pay any Contingent Coupons over the term of the Securities.

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What Are the Tax Consequences of an Investment in the Securities?

You should review carefully the sections entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” in the accompanying prospectus supplement. The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

In determining our reporting responsibilities, if any, we intend to treat (i) the Securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any Contingent Coupons as ordinary income, as described in the section entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” in the accompanying prospectus supplement. Our special tax counsel, Davis Polk & Wardwell LLP, has advised that it believes this treatment to be reasonable, but that there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt.

Sale, Exchange or Redemption of a Security. Assuming the treatment described above is respected, upon a sale or exchange of the Securities (including redemption upon an automatic call or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the Securities, which should equal the amount you paid to acquire the Securities (assuming Contingent Coupons are properly treated as ordinary income, consistent with the position referred to above). This gain or loss should be short-term capital gain or loss unless you hold the Securities for more than one year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of the Securities at the issue price. The deductibility of capital losses is subject to limitations. If you sell your Securities between the time your right to a Contingent Coupon is fixed and the time it is paid, it is likely that you will be treated as receiving ordinary income equal to the Contingent Coupon. Although uncertain, it is possible that proceeds received from the sale or exchange of your Securities prior to an Observation Date but that can be attributed to an expected Contingent Coupon payment could be treated as ordinary income. You should consult your tax advisor regarding this issue.

As noted above, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the Securities could be materially affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders. Insofar as we have responsibility as a withholding agent, we do not currently intend to treat Contingent Coupon payments to non-U.S. holders (as defined in the accompanying prospectus supplement) as subject to U.S. withholding tax. However, non-U.S. holders should in any event expect to be required to provide appropriate Forms W-8 or other documentation in order to establish an exemption from backup withholding, as described under the heading “—Information Reporting and Backup Withholding” in the accompanying prospectus supplement. If any withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld.

Non-U.S. holders should also note that recently promulgated Treasury regulations imposing a withholding tax on certain “dividend equivalents” under certain “equity linked instruments” will not apply to the Securities.

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EURO STOXX 50® Index

The EURO STOXX 50® Index (the “SX5E Index”) is calculated, maintained and published by STOXX Limited, a company owned by Deutsche Börse AG and SIX Group AG. The SX5E Index provides a blue-chip representation of supersector leaders in the Eurozone. The Underlying Index represents supersector leaders in the Eurozone in terms of free-float market capitalization and covers 50 stocks from 12 Eurozone countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. For more information about the SX5E Index, see “Non-Proprietary Indices—Equity Indices—EURO STOXX 50® Index” in the accompanying index supplement.

Historical Information

The following graph sets forth the historical performance of the SX5E Index from January 2, 2008 through February 26, 2016, based on the daily Closing Levels of the SX5E Index. The Closing Level of the SX5E Index on February 26, 2016 was 2,929.16. The dotted lines represent a hypothetical Trigger Level and a hypothetical Coupon Barrier of 1,464.58 and 2,050.41, respectively, which are equal to 50% and 70%, respectively, of the Closing Level of the SX5E Index on February 26, 2016. The actual Trigger Level and Coupon Barrier for the SX5E Index will be determined on the Trade Date and will equal 50% and 70%, respectively, of the Initial Index Level of the SX5E Index.

We obtained the Closing Levels below from Bloomberg, without independent verification. Historical performance of the SX5E Index should not be taken as an indication of future performance. Future performance of the SX5E Index may differ significantly from historical performance, and no assurance can be given as to the Closing Level of the SX5E Index during the term of the Securities, including on any Observation Date. We cannot give you assurance that the performance of the SX5E Index will result in the return of any of your initial investment.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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S&P 500® Index

The S&P 500® Index (the “SPX Index”) consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For more information about the SPX Index, see “Non-Proprietary Indices—Equity Indices—S&P 500® Index” in the accompanying index supplement.

Historical Information

The following graph sets forth the historical performance of the SPX Index from January 2, 2008 through February 26, 2016, based on the daily Closing Levels of the SPX Index. The Closing Level of the SPX Index on February 26, 2016 was 1,948.05. The dotted lines represent a hypothetical Trigger Level and a hypothetical Coupon Barrier of 974.03 and 1,363.64, respectively, which are equal to 50% and 70%, respectively, of the Closing Level of the SPX Index on February 26, 2016. The actual Trigger Level and Coupon Barrier for the SPX Index will be determined on the Trade Date and will equal 50% and 70%, respectively, of the Initial Index Level of the SPX Index.

We obtained the Closing Levels below from Bloomberg, without independent verification. Historical performance of the SPX Index should not be taken as an indication of future performance. Future performance of the SPX Index may differ significantly from historical performance, and no assurance can be given as to the Closing Level of the SPX Index during the term of the Securities, including on any Observation Date. We cannot give you assurance that the performance of the SPX Index will result in the return of any of your initial investment.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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Correlation of the Indices

The following graph sets forth the historical performances of the EURO STOXX 50® Index and the S&P 500® Index from January 2, 2008 through February 26, 2016, based on the daily Closing Levels of the Indices. For comparison purposes, each Index has been normalized to have a closing level of 100.00 on January 2, 2008 by dividing the Closing Level of that Index on each day by the Closing Level of that Index on January 2, 2008 and multiplying by 100.00.

We obtained the Closing Levels used to determine the normalized closing levels set forth below from Bloomberg, without independent verification. Historical performance of the Indices should not be taken as an indication of future performance. Future performance of the Indices may differ significantly from historical performance, and no assurance can be given as to the Closing Levels of the Indices during the term of the Securities, including on any Observation Date or on the Final Valuation Date. We cannot give you assurance that the performances of the Indices will result in the return of any of your initial investment.

PAST PERFORMANCE OF THE INDICES IS NOT INDICATIVE OF FUTURE RESULTS.

The correlation of a pair of Indices represents a statistical measurement of the degree to which the returns of those Indices were similar to each other over a given period in terms of timing and direction. The correlation between a pair of Indices is scaled from 1.0 to -1.0, with 1.0 indicating perfect positive correlation (i.e., the value of both Indices are increasing together or decreasing together and the ratio of their daily returns has been constant), 0 indicating no correlation (i.e., there is no statistical relationship between the daily returns of that pair of Indices) and -1.0 indicating perfect negative correlation (i.e., as the value of one Index increases, the value of the other Index decreases and the ratio of their daily returns has been constant).

The closer the relationship of the daily returns of a pair of Indices over a given period, the more positively correlated those Indices are. The graph above illustrates the historical performance of each Index relative to each other over the time period shown and provides an indication of how close the relative performance of each Index has historically been to the other Index.

The lower (or more negative) the correlation between the Indices, the less likely it is that the indices will move in the same direction and, therefore, the greater the potential for one of the Indices to close below its Coupon Barrier or Trigger Level on any Observation Date or the Final Valuation Date, respectively. This is because the less positively correlated the Indices are, the greater the likelihood that at least one of the Indices will decrease in value. However, even if the Indices have a higher positive correlation, one or both of the Indices might close below its Coupon Barrier or Trigger Level on any Observation Date or the Final Valuation Date, as both of the Indices may decrease in value together.

Although the correlation of the Indices’ performance may change over the term of the Securities, the Contingent Coupon Rate is determined, in part, based on the correlation of the Indices’ performance calculated using our internal models at the time when the terms of the Securities are finalized. A higher Contingent Coupon Rate is generally associated with lower correlation of the Indices, which reflects a greater potential for missed Contingent Coupons and for a loss on your investment at maturity. The correlation referenced in setting the terms of the Securities is calculated using our internal models and is not derived from the daily returns of the Indices over the period set forth above. In addition, other factors and inputs other than correlation may impact how the terms of the Securities are set and the performance of the Securities.

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Supplemental Plan of Distribution

We will agree to sell to Barclays Capital Inc. and UBS Financial Services Inc., together the “Agents,” and the Agents will agree to purchase, all of the Securities at the initial issue price less the underwriting discount indicated on the cover of the pricing supplement, the document that will be filed pursuant to Rule 424(b)(2) and will contain the final pricing terms of the Securities. UBS Financial Services Inc. may allow a concession not in excess of the underwriting discount set forth on the cover of the pricing supplement to its affiliates.

We or our affiliates will enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and the Agents and/or an affiliate may earn additional income as a result of payments pursuant to the swap, or related hedge transactions.

We have agreed to indemnify the Agents against liabilities, including certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Agents may be required to make relating to these liabilities as described in the prospectus and the prospectus supplement. We have agreed that UBS Financial Services Inc. may sell all or a part of the Securities that it purchases from us to its affiliates at the price that will be indicated on the cover of the pricing supplement that will be available in connection with the sale of the Securities.

Notwithstanding anything to the contrary in “Plan of Distribution—Initial Offering and Issue of Securities” in the accompanying prospectus, the underwriting discount is $0.35 per Security or 3.50% of the initial issue price.

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